HAYMAYKER ACQUISITION CORP. II 650 Fifth Avenue, Floor 10 New York, New York 10019 SPECIAL MEETING OF
STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HAYMAKER ACQUISITION CORP. II The undersigned appoints Steven J. Heyer, Andrew R. Heyer, Christopher Bradley, and Joseph Tonnos as proxies (“Proxies”), and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes any of them to represent and to vote, as designated below, all common stock of Haymaker Acquisition Corp. II (“Haymaker”) held of record by the undersigned on November 4, 2020 at the special meeting of stockholders (the “Meeting”) to be held on December 8, 2020, at 10:00 a.m., Eastern time, virtually at https://www.virtualshareholdermeeting.com/HYAC2020, or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed below and in the Proxies’ discretion on such other matters as may properly come before the Meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, AND 4. PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, dated and signed on the reverse side) SEE REVERSE SIDE P R O X Y C A R D

Please mark vote as THE BOARD OF DIRECTORS OF HAYMAKER RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, AND 4. indicated in this X example (1) The Business Combination Proposal - to FOR AGAINST ABSTAIN approve and adopt the Business Combination Agreement, dated as of September 8, 2020 (as it may be amended from time to time, the “Business Combination Agreement”), by and among Haymaker Acquisition Corp. II, a Delaware corporation (“Haymaker”), ARKO Corp., a Delaware corporation (together with, unless the context otherwise requires, its consolidated subsidiaries for periods following the Business Combination “New Parent”), Punch US Sub, Inc., a Delaware corporation (“Merger Sub I”), Punch Sub Ltd., a company organized under the laws of the State of Israel (“Merger Sub II”), and ARKO Holdings Ltd., a company organized under the laws of the State of Israel (“Arko”), and the transactions contemplated thereby (including the First Merger), pursuant to which Merger Sub I will merge with and into Haymaker, with Haymaker surviving the merger as a wholly-owned subsidiary of New Parent (the “First Merger”), and then Merger Sub II will merge with and into Arko, with Arko surviving the merger as a wholly-owned subsidiary of New Parent (the “Second Merger,” and collectively with the other transactions described in the Business Combination Agreement and the GPM Equity Purchase Agreement, the “Business Combination”). (2) The Lock-Up Agreement Proposal - to approve FOR AGAINST ABSTAIN and ratify the entry into the Registration Rights and Lock-Up Agreement with the Sponsor, the directors and officers of Haymaker, and the other parties thereto (the “Registration Rights and Lock-Up Agreement”). (3) The Incentive Plan Proposal - to approve and FOR AGAINST ABSTAIN adopt the ARKO Corp. 2020 Incentive Compensation Plan established to be effective after the closing of the Business Combination. (4) The Stockholder Adjournment Proposal - a FOR AGAINST ABSTAIN proposal to authorize the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and voting of proxies if, based on the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Business Combination Proposal or Public Stockholders have elected to redeem an amount of Haymaker Class A Common Stock such that the minimum available cash condition to the closing of the Business Combination would not be satisfied. PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED Date: , 2020 Signature Signature Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.